UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C
                                    REVISED
                                AMENDMENT NO. 1

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]

FILED BY PARTY OTHER THAN THE REGISTRANT [_]

CHECK THE APPROPRIATE BOX:

[X]  Preliminary Information Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[_]  Definitive Information Statement

                           GATEWAY DISTRIBUTORS, LTD.
                (Name of Registrant as specified in its charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]  No fee required.
(1)  Title of each class of securities to which transaction applies:
(2)  Aggregate number of securities to which transactions applies:
(3) Per unit price or other underlying value of transaction computed pursuant to exchange act rule 0-11:
(4)  Proposed maximum aggregate value of transaction:
(5)  Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by exchange act rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)  Amount previously paid:
(2)  Form, schedule or registration statement no.:
(3)  Filing party:
(4)  Date filed:

                           GATEWAY DISTRIBUTORS, LTD.
                         3035 E. PATRICK LANE, SUITE 14
                             LAS VEGAS, NEVADA 89120
                            TELEPHONE (702) 938-9316

                                  June 7, 2004

To Our Stockholders:

     The purpose of this information statement is to inform the holders of record of shares of our common stock and preferred stock as of the close of business on the record date, April 30, 2004 that our board of directors has recommended, and that a majority of our stockholders intend to vote in favor of a resolution which will amend our articles of incorporation to:

- Increase the authorized shares of our preferred stock from 1,000,000 to 200,000,000 shares; and

- Effect a reverse split of our common stock on the basis of up to one post-consolidation share for each 1,000 pre-consolidation shares to occur at some time within 12 months of the date of this Information Statement, with the exact time of the reverse split to be determined by the board of directors.

     Our board of directors believes that our current capital structure is inadequate for our present and future needs. The board of directors believes that the higher share price that might initially result from the reverse stock split could help generate interest in Gateway Distributors, Ltd. among investors and thereby assist us in raising future capital to fund our operations or make acquisitions. Moreover, our directors believe that the adjustments to our capital structure will create additional benefits to us, including enabling us to package more attractive securities offerings through the use of common and preferred classes and providing us with the opportunity to finance selected commercial transactions without having to deplete working capital.

     If the amendment is approved by a majority of the total number of shares of common stock and preferred stock issued and outstanding and entitled to vote on the matter, an amendment to our articles of incorporation will be filed by our proper officers.

     We have two consenting stockholders, Richard A. Bailey, our founder, president, and a director, who holds 3,278,345,006 shares of our common stock and 498,000 shares of our preferred stock, and Florian Ternes, our director and secretary who holds 3,278,341,672 shares of our common stock and 498,000 shares of our preferred stock. Both Mr. Bailey and Mr. Ternes will vote in favor of the proposed amendment to our articles of incorporation. Messrs. Bailey and Ternes have the power to pass the proposed amendment without the concurrence of any of our other stockholders.

     Pursuant to our Amended Certificate of Designation Establishing Series A Preferred Stock, each share of our currently issued and outstanding preferred stock may be converted into 1,000 fully paid and nonassessable shares of our common stock. On all matters submitted to a vote of the holders of the common stock, including, without limitation, the election of directors, a holder of shares of the preferred stock shall be entitled to the number of votes on such matters equal to the number of shares of the preferred stock held by such holder multiplied by the number of shares of the common stock each such share of the preferred stock shall then be convertible. Therefore, Mr. Bailey will have the power to vote 3,776,345,006 shares of the common stock, and Mr. Ternes will have the power to vote 3,776,341,672 shares of the common stock. Together, Messrs. Bailey and Ternes will have the power to vote 7,552,686,678 shares of our common stock, which number exceeds the majority of the issued and outstanding shares of our common stock on the record date required to pass the proposed amendment. In addition to common stock, each of Mr. Bailey and Mr. Ternes also own 498,000 shares of our preferred stock. We currently have 996,125 shares of our preferred stock issued and outstanding. The remaining 125 shares of our preferred stock are owned by Neptune Communications, Inc., a Nevada corporation, which is controlled by Mr. Ternes. As such, Messrs. Bailey and Ternes will have the power to vote all of the issued and outstanding shares of our preferred stock.

     The May 2002 Amendment. This information statement is also being sent in connection with the previous approval by our board of directors of the corporate actions referred to below and their subsequent adoption by our majority stockholders. Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained, and the discussion of the May 2002 Amendment in this information statement is furnished solely for the purpose of informing stockholders of these corporate actions in the manner required under the Securities Exchange Act of 1934, as amended.

     On May 31, 2002, as authorized by the necessary approvals of our board of directors and our majority stockholder, as of the record date of May 10, 2002, we approved the adoption of an amendment (the "May 2002 Amendment") to our articles of incorporation in the form of Attachment A hereto, which increased
                                         ------------
our authorized common stock from 1,000,000 to 25,000,000,000 shares.

     The May 2002 Amendment was adopted because our board of directors believed that our then existing capital structure was inadequate for our corporate needs. The May 2002 Amendment was implemented as part of our planned strategy of acquisitions during the summer of 2002, however, our board of directors ultimately decided that only one acquisition was in the best interests of our stockholders. On August 15, 2002, we acquired all equity interest in Los Cabos Freedom Movement, a Wisconsin LLC, d/b/a Grandma Hammans Specialty Foods. As consideration for the acquisition of Grandma Hammans, we agreed to assume the liabilities of Grandma Hammans, which totaled approximately $217,000.

     WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     This information statement is being mailed on or about June 7, 2004 to all stockholders of record as of April 30, 2004.

     We appreciate your continued interest in Gateway Distributors, Ltd.

                                   Very truly yours,

                                   /s/  Richard  A.  Bailey

                                   Richard  A.  Bailey
                                   President


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
                           GATEWAY DISTRIBUTORS, LTD.
                         3035 E. PATRICK LANE, SUITE 14
                             LAS VEGAS, NEVADA 89120
                            TELEPHONE (702) 938-9316

                              INFORMATION STATEMENT

     This information statement is furnished to the holders of record at the close of business on April 30, 2004, the record date, of the outstanding common stock and preferred stock of Gateway Distributors, Ltd., pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, in connection with an action that holders of the majority of the votes of our stock intend to take by written consent on June 28, 2004, to vote in favor of articles of amendment to our articles of incorporation which will:

- Increase the authorized shares of our preferred stock from 1,000,000 to 200,000,000 shares; and

- Effect a reverse split of our common stock on the basis of up to one post-consolidation share for each 1,000 pre-consolidation shares to occur at some time within 12 months of the date of this Information Statement, with the exact time of the reverse split to be determined by the board of directors.

     We are also furnishing this information statement in connection with the previous approval by our board of directors of the May 2002 Amendment and its subsequent adoption by our stockholders. Accordingly, all necessary corporate approvals in connection with the May 2002 Amendment have been obtained, and the discussion of the May 2002 Amendment is furnished solely for the purpose of informing our stockholders, in the manner required under the Securities Exchange Act of 1934, as amended, of these corporate actions. On May 31, 2002, as authorized by the necessary approvals of our board of directors and our majority stockholders, as of the record date of March 15 we approved the adoption of an amendment to our articles of incorporation in the form of Attachment A hereto,
                                                          ------------
which increased our authorized common stock to 25,000,000,000 shares.

     The May 2002 Amendment was adopted because our board of directors believed that our then existing capital structure was inadequate for our corporate needs.

     This information statement will be sent on or about June 7, 2004 to our stockholders of record who do not sign the majority written consent described herein.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A
PROXY.

                                VOTING SECURITIES

     In accordance with our bylaws, our board of directors has fixed the close of business on April 30, 2004 as the record date for determining the stockholders entitled to notice of the above noted action. The approval of the proposed amendment to our articles of incorporation requires the affirmative vote of a majority of the shares of our common stock and preferred stock issued and outstanding as of the record date at the time the vote is taken. As of the record date, 13,232,344,200 shares of the common stock were issued and outstanding and 996,125 shares of our preferred stock were issued and outstanding. Each share of the common stock outstanding entitles the holder to one vote on all matters brought before the common stockholders. Each share of the preferred stock outstanding, which is designated as the Series A preferred stock, entitles the holder to one vote on all matters brought before the preferred stockholders and also entitles the preferred stockholder to 1,000 votes of the common stock on all matters brought before all of the stockholders. The quorum necessary to conduct business of the stockholders consists of a majority of the outstanding shares of the common stock and preferred stock issued and outstanding as of the record date.

     We have two consenting stockholders, Richard A. Bailey, our founder, president, and a director, who holds 3,278,345,006 shares of our common stock and 498,000 shares of our preferred stock, and Florian Ternes, our director and secretary who holds 3,278,341,672 shares of our common stock. Both Mr. Bailey and Mr. Ternes will vote in favor of the proposed amendment to our articles of incorporation. Messrs. Bailey and Ternes have the power to pass the proposed amendment without the concurrence of any of our other stockholdersIn addition to common stock, each of Mr. Bailey and Mr. Ternes also own 498,000 shares of our preferred stock. We currently have 996,125 shares of our preferred stock issued and outstanding. The remaining 125 shares of our preferred stock are owned by Neptune Communications, Inc., a Nevada corporation, which is controlled by Mr. Ternes. As such, Messrs. Bailey and Ternes will have the power to vote all of the issued and outstanding shares of our preferred stock.

     Pursuant to our Amended Certificate of Designation Establishing Series A Preferred Stock, each share of our currently issued and outstanding preferred stock may be converted into 1,000 fully paid and nonassessable shares of our common stock. On all matters submitted to a vote of the holders of the common stock, including, without limitation, the election of directors, a holder of shares of the preferred stock shall be entitled to the number of votes on such matters equal to the number of shares of the preferred stock held by such holder multiplied by the number of shares of the common stock each such share of the preferred stock shall then be convertible. Therefore, Mr. Bailey will have the power to vote 3,776,345,006 shares of the common stock, and Mr. Ternes will have the power to vote 3,776,341,672 shares of the common stock. Together, Messrs. Bailey and Ternes will have the power to vote 7,552,686,678 shares of our common stock, which number exceeds the majority of the issued and outstanding shares of our common stock on the record date required to pass the proposed amendment.

     The May 2002 Amendment. On May 31, 2002, as authorized by the necessary approvals of our board of directors and our majority stockholder, as of the record date of May 10, 2002, we approved the adoption of an amendment to our articles of incorporation in the form of Attachment A hereto, which increased
                                         ------------
our authorized common stock from 1,000,000 to 25,000,000,000 shares. The May 2002 Amendment was adopted because our board of directors believed that our then existing capital structure was inadequate for our corporate needs. The previous approval of the resolutions in connection with the May 2002 Amendment required the affirmative vote of a majority of the total number of shares of our issued and outstanding capital stock as of the record date at the time the vote was taken. At the time of adoption of the May 2002 Amendment, there were 654,312,044 shares of the common stock issued and outstanding.

     At the time of the May 2002 Amendment, our consenting stockholder, Neptune Communications, Inc., a Nevada corporation held, in the aggregate, approximately
72.59 percent of our issued and outstanding common stock. The consenting stockholder voted in favor of the May 2002 Amendment to our articles of incorporation. The consenting stockholders had the power to pass the May 2002 Amendment without the concurrence of any of our other stockholders because it held the majority of the total shares of our stock issued and outstanding on the record date with respect to the vote on the May 2002 Amendment.

     The May 2002 Amendment was implemented as part of our planned strategy of acquisitions during the summer of 2002, however, our board of directors ultimately decided that only one acquisition was in the best interests of our stockholders. On August 15, 2002, we acquired all equity interest in Los Cabos Freedom Movement, a Wisconsin LLC, d/b/a Grandma Hammans Specialty Foods. As consideration for the acquisition of Grandma Hammans, we agreed to assume the liabilities of Grandma Hammans, which totaled approximately $217,000.

     ACCORDINGLY, WE ARE NOT ASKING OUR STOCKHOLDERS FOR A PROXY AND STOCKHOLDERS ARE REQUESTED NOT TO SEND A PROXY.

DISTRIBUTION AND COSTS

     We will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing. In addition, we will only deliver one information statement to multiple security holders sharing an address, unless we have received contrary instructions from one or more of the security holders. Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any security holder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.



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
     Security holders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

DISSENTERS' RIGHT OF APPRAISAL

     No action will be taken in connection with the proposed amendment to our articles of incorporation by our board of directors or the voting stockholders for which Nevada law, our articles of incorporation or bylaws provide a right of a stockholder to dissent and obtain appraisal of or payment for such stockholder's shares.

                                   BACKGROUND

     We were incorporated under the laws of the State of Nevada on May 26, 1993 under the name of Gateway Distributors, Ltd. We are a network marketing company that sells nutritional, health and dietary supplements and products throughout North America and Japan.

            SUMMARY OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION

     Our board of directors has adopted, subject to the approval of our stockholders, an amendment to our articles of incorporation, a copy of which is attached hereto as Attachment B. The following description of the amendment is
                   ------------
qualified by reference to the full text of the amendment.

THE INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF OUR PREFERRED STOCK

     Our board of directors believes that our current capital structure is inadequate for our present and future needs. Therefore, the board has approved the amendment of our articles of incorporation to increase the authorized number of shares of preferred stock from 1,000,000 shares to 200,000,000 shares. The board believes this capital structure more appropriately reflects our present and future needs and recommends the amendment to our stockholders for adoption.

     The May 2002 Amendment. Prior to the adoption of the May 2002 Amendment, our capital structure authorized 1,000,000,000 shares of common stock and 1,000,000 shares of preferred stock. The board of directors believed this capital structure was inadequate at that time for our corporate needs. Therefore, the board approved an amendment of our articles of incorporation to increase the authorized number of shares of common stock to 25,000,000,000 shares. The board believed this capital structure more appropriately reflected our corporate needs at the time of the May 2002 Amendment, and recommended the May 2002 Amendment to our stockholders for adoption.

     The May 2002 Amendment was implemented as part of our planned strategy of acquisitions during the summer of 2002. We considered entering into several acquisitions during the summer of 2002. However, our board of directors ultimately decided that only one acquisition was in the best interests of our stockholders. On August 15, 2002, we acquired all equity interest in Los Cabos Freedom Movement, a Wisconsin LLC, d/b/a Grandma Hammans Specialty Foods. As consideration for the acquisition of Grandma Hammans, we agreed to assume the liabilities of Grandma Hammans, which totaled approximately $217,000.

     Neither our existing articles of incorporation nor our bylaws contain any provisions which have a material anti-takeover effect, nor do we have plans to subsequently implement any measure which would have an anti-takeover effect. However, pursuant to our Amended Certificate of Designation Establishing Series A Preferred Stock, each share of our currently issued and outstanding Series A preferred stock may be converted into 1,000 fully paid and nonassessable shares of our common stock. On all matters submitted to a vote of the holders of the common stock, including, without limitation, the election of directors, a holder of shares of our Series A preferred stock shall be entitled to the number of votes on such matters equal to the number of shares of the Series A preferred stock held by such holder multiplied by the number of shares of the common stock each such share of the Series A preferred stock shall then be convertible. The existence of the super voting rights with respect to the Series A preferred stock could be deemed to have an anti-takeover effect.


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
     The following is a summary of the material matters relating to our common stock, our preferred stock, and other matters after the adoption of the amendment to our articles of incorporation, which is attached to this information statement.

COMMON  STOCK

     Presently, the holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our stockholders, including the election of directors. Our common stockholders do not have cumulative voting rights. Subject to preferences that may be applicable to any then outstanding series of our preferred stock, holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds. In the event of the liquidation, dissolution, or winding up of Gateway Distributors, Ltd., the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to our stockholders after the payment of all our debts and other liabilities, subject to the prior rights of any series of our preferred stock then outstanding.

     The holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to our common stock. The amendment would not alter or modify any preemptive right of holders of our common stock to acquire our shares, which is denied, or effect any change in our common stock, other than the number of authorized shares.

     As of the date of this information statement, our board has no plans to issue or use any shares of common stock with respect to any merger or business combination.

PREFERRED  STOCK

     Pursuant to our Amended Certificate of Designation Establishing Series A Preferred Stock, each share of our currently issued and outstanding Series A preferred stock may be converted into 1,000 fully paid and nonassessable shares of our common stock. Moreover, on all matters submitted to a vote of the holders of our common stock, including, without limitation, the election of directors, a holder of shares of the Series A preferred stock shall be entitled to the number of votes on such matters equal to the number of shares of the Series A preferred stock held by such holder multiplied by the number of shares of the common stock each such share of the Series A preferred stock shall then be convertible. Our preferred stockholders do not have cumulative voting rights.

     The issuance of additional shares of our preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock or affect adversely the rights and powers, including voting rights, of the holders of our common stock. Likewise, any such issuance may have the effect of delaying, deferring or preventing a change in control of Gateway Distributors, Ltd. The holders of our Series A preferred stock have no preemptive rights or other subscription rights and there are no sinking fund provisions applicable to our Series A preferred stock. However, the Series A preferred stock does have redemption rights as specified in our Amended Certificate of Designation Establishing Series A Preferred Stock. The amendment would not alter or modify any preemptive right of holders of our preferred stock to acquire our shares, which is denied, or effect any change in our preferred stock, other than the number of authorized shares.

     As of the date of this information statement, our board has no plans to issue or use any of our newly authorized shares of preferred stock with respect to any merger or business combination.

PURPOSE  OF  AUTHORIZING  ADDITIONAL  PREFERRED  STOCK

     Authorizing the issuance of an additional 199,000,000 shares of preferred stock would give our board of directors the express authority, without further action of our stockholders, to issue preferred stock from time to time as the board deems necessary. The board of directors believes it is necessary to have the ability to issue such shares of preferred stock for general corporate purposes. Potential uses of the authorized shares may include equity financings, issuance of options, acquisition transactions, stock dividends or distributions, without further action by the stockholders, unless such action were specifically required by applicable law or rules of any stock exchange or similar system on which our securities may then be listed.

     The issuance of the shares of preferred stock could have a number of effects on our stockholders depending upon the exact nature and circumstances of any actual issuance of authorized but unissued shares. The increase could have an anti-takeover effect, in that the additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of Gateway Distributors, Ltd. more difficult. For example, additional shares could be issued by us so as to dilute the stock ownership or voting rights of persons seeking to obtain control of Gateway Distributors, Ltd.

     In some instances, each share of the preferred stock may be convertible into multiple shares of our common stock. Likewise, shares of our preferred stock could have voting rights equal to their converted status as common stock, with the effect being that the stockholders of the preferred stock would have the ability to control the vote of our stockholders, even though they may own less than a majority of our issued and outstanding common stock.

     Similarly, the issuance of shares of preferred stock to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. In addition, an issuance of shares of preferred stock by us could have an effect on the potential realizable value of a stockholder's investment.

     In the absence of a proportionate increase in our earnings and book value, an increase in the aggregate number of our outstanding shares caused by the issuance, upon the conversion of our preferred stock into shares of our common stock, would dilute the earnings per share and book value per share of all outstanding shares of our common stock. If such factors were reflected in the price per share of common stock, the potential realizable value of the stockholder's investment could be adversely affected.

     The proposal with respect to our preferred stock is not being made by us in response to any known accumulation of shares or threatened takeover.

THE REVERSE SPLIT

     Our board of directors has recommended that we implement a reverse split of our common stock for the purpose of increasing the market price of our common stock. The reverse split exchange ratio that the board of directors approved and deemed advisable and for which it is seeking stockholder approval is up to one post-consolidation share for each 1,000 pre-consolidation shares to occur at some time within 12 months of the date of this Information Statement, with the exact time and ratio of the reverse split to be determined by the board of directors. Approval of this proposal would give the board authority to implement the reverse split immediately after our stockholders approve the reverse split. In addition, approval of this proposal would also give the board authority to decline to implement a reverse split.

     Our present capital structure authorizes 25,000,000,000 shares of common stock, par value $0.001 per share and 1,000,000 shares of preferred stock, par value $0.001 per share. The board of directors believes this capital structure is inadequate for our present and future needs. Therefore, the board has approved the amendment of our articles of incorporation to effect a reverse split of our common stock. The board believes this capital structure more appropriately reflects our present and future needs and recommends the amendment to our stockholders for adoption.

     Our board of directors believes that stockholder approval of a range for the exchange ratio of the reverse split (as contrasted with approval of a specified ratio of the split) provides the board of directors with maximum flexibility to achieve the purposes of a stock split and, therefore, is in our best interests and our stockholders. The actual ratio for implementation of the reverse split would be determined by our board of directors based upon its evaluation as to what ratio of pre-consolidation shares to post-consolidation shares would be most advantageous to us and our stockholders.

     Our board of directors also believes that stockholder approval of a twelve-months range for the effectuation of the reverse split (as contrasted with approval of a specified time of the split) provides the board of directors with maximum flexibility to achieve the purposes of a stock split and, therefore, is in our best interests and our stockholders. The actual timing for implementation of the reverse split would be determined by our board of directors based upon its evaluation as to when and whether such action would be most advantageous to us and our stockholders.

     If you approve the grant of discretionary authority to our board of directors to implement a reverse split and the board of directors decides to implement the reverse split, we will file a certificate of amendment to our articles of incorporation with the Secretary of State of Nevada which will effect a reverse split of our then issued and outstanding common stock at the specific ratio set by the board.

     The board of directors believes that the higher share price that might initially result from the reverse stock split could help generate interest in Gateway Distributors, Ltd. among investors and thereby assist us in raising future capital to fund its operations or make acquisitions.

     Stockholders should note that the effect of the reverse split upon the market price for our common stock cannot be accurately predicted. In particular, there is no assurance that prices for shares of our common stock after a reverse split will be 1,000 times greater than the price for shares of our common stock immediately prior to the reverse split. Furthermore, there can be no assurance that the market price of our common stock immediately after a reverse split will be maintained for any period of time. Moreover, because some investors may view the reverse split negatively, there can be no assurance that the reverse split will not adversely impact the market price of our common stock or, alternatively, that the market price following the reverse split will either exceed or remain in excess of the current market price.

EFFECT  OF  THE  REVERSE  SPLIT

     The reverse split would not affect the registration of our common stock under the Securities Exchange Act of 1934, as amended, nor will it change our periodic reporting and other obligations thereunder.

     The voting and other rights of the holders of our common stock would not be affected by the reverse split (other than as a result of the payment of cash in lieu of fractional shares as described below). For example, a holder of 0.5 percent of the voting power of the outstanding shares of our common stock immediately prior to the effective time of the reverse split would continue to hold 0.5 percent of the voting power of the outstanding shares of our common stock after the reverse split. The number of stockholders of record would not be affected by the reverse split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest).

     The authorized number of shares of our common stock and the par value of our common stock under our articles of incorporation would remain the same following the effective time of the reverse split.

     The number of shares of our common stock issued and outstanding would be reduced following the effective time of the reverse split in accordance with the following formula: every 1,000 shares of our common stock owned by a stockholder will automatically be changed into and become one new share of our common stock, with 1,000 being equal to the exchange ratio as determined by our board of directors.

     The number of issued and outstanding shares of our common stock effectively will be decreased significantly by the reverse split of our common stock. For example, based on the 13,232,344,200 shares of our common stock outstanding on the record date, a one for 1,000 reverse split would have the effect of decreasing the number of outstanding shares of our common stock from 13,232,344,200 to 13,232,344.2 shares. This may have the effect of increasing the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of our common stock.

     We currently have no intention of going private, and this proposed reverse stock split is not intended to be a first step in a going private transaction and will not have the effect of a going private transaction covered by Rule 13e-3 under the Exchange Act. Moreover, the proposed reverse stock split does not increase the risk of us becoming a private company in the future. We will continue to be subject to the periodic reporting requirements of the Exchange Act following the reverse split of our common stock.

CASH PAYMENT IN LIEU OF FRACTIONAL SHARES

     In lieu of any fractional shares to which a holder of our common stock would otherwise be entitled as a result of the reverse split, we shall pay cash equal to such fraction multiplied by the average of the high and low trading prices of the our common stock on the OTCBB during regular trading hours for the five trading days immediately preceding the effectiveness of the reverse split.

FEDERAL INCOME TAX CONSEQUENCES

     We will not recognize any gain or loss as a result of the reverse split.

     The following description of the material federal income tax consequences of the reverse split to our stockholders is based on the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this information statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse split. This discussion is for general information only and does not discuss the tax consequences that may apply to special classes of taxpayers (e.g., non-residents of the United States, broker/dealers or insurance companies). The state and local tax consequences of the reverse split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. You are urged to consult your own tax advisors to determine the particular consequences to you.

     In general, the federal income tax consequences of the reverse split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of our common stock in exchange for their old shares of our common stock. We believe that the likely federal income tax effects of the reverse split will be that a stockholder who receives solely a reduced number of shares of our common stock will not recognize gain or loss. With respect to a reverse split, such a stockholder's basis in the reduced number of shares of our common stock will equal the stockholder's basis in its old shares of our common stock. A stockholder who receives cash in lieu of a fractional share as a result of the reverse stock split will generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in Section 302(a) of the Code, which distribution will be taxed as either a distribution under Section 301 of the Code or an exchange to such stockholder, depending on that stockholder's particular facts and circumstances. Generally, a stockholder receiving such a payment should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder's basis in the fractional share. In the aggregate, such a stockholder's basis in the reduced number of shares of our common stock will equal the stockholder's basis in its old shares of our common stock decreased by the basis allocated to the fractional share for which such stockholder is entitled to receive cash, and the holding period of the post-effective reverse split shares received will include the holding period of the pre-effective reverse split shares exchanged.

EFFECTIVE  DATE

     If the proposed reverse split of our common stock is approved and the board of directors elects to proceed with a reverse split, the split would become effective as of 5:00 p.m. Las Vegas, Nevada time on the date of filing of a certificate of amendment to our articles of incorporation with the office of the Secretary of State of Nevada. Except as explained below with respect to fractional shares, on such date, all shares of our common stock that were issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the stockholders, converted into new shares of our common stock in accordance with the up to one for 1,000 exchange ratio as set forth in this Proposal.

RISKS ASSOCIATED WITH THE REVERSE SPLIT

     This information statement includes forward-looking statements including statements regarding our intent to solicit approval of a reverse split, the timing of the proposed reverse split and the potential benefits of a reverse split, including, but not limited to, increase investor interest and the potential for a higher stock price. The words

"believe," "expect," "will," "may" and similar phrases are intended to identify such forward-looking statements. Such statements reflect our current views and assumptions, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These risks include: we may not have sufficient resources to continue as a going concern; any significant downturn in our industry or in general business conditions would likely result in a reduction of demand for our products and would be detrimental to our business; we will be unable to achieve profitable operations unless we increase quarterly revenues or make further cost reductions, a loss of or decrease in purchases by one of our significant customers could materially and adversely affect our revenues and profitability, the loss of key personnel could have a material adverse effect on our business; the large number of shares available for future sale could adversely affect the price of our common stock; and the volatility of our stock price. For a discussion of these and other risk factors, see our annual report on Form 10-KSB for the year ended December 31, 2003 and our other filings with the Securities and Exchange Commission.

VOTE  REQUIRED

     The affirmative vote of a majority of the total number of shares of our issued and outstanding capital stock is required to approve the resolution to amend our articles of incorporation.

     The board of directors recommends a vote FOR approval of the resolution to amend our articles of incorporation. The proposed amendment of our articles of incorporation was approved by a vote of our directors on May 26, 2004.

     Information regarding the beneficial ownership of our common stock and preferred stock by management and the board of directors is noted below.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table presents information regarding the beneficial ownership of all shares of our common stock and preferred stock as of the record date, by:

- Each person who beneficially owns more than five percent of the outstanding shares of our common stock;

- Each person who beneficially owns outstanding shares of our preferred stock;

-    Each of our directors;

-    Each named executive officer; and

-    All directors and officers as a group.


                                                     COMMON STOCK BENEFICIALLY     PREFERRED STOCK BENEFICIALLY
                                                              OWNED (2)                     OWNED (2)
                                                    ----------------------------  -------------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER (1)               NUMBER         PERCENT        NUMBER          PERCENT
--------------------------------------------------  -------------  -------------  -------------  ----------------
Richard A. Bailey (3)  . . . . . . . . . . . . . .  3,278,345,006          24.77        498,000             49.99
Florian Ternes (4) . . . . . . . . . . . . . . . .  3,278,341,672          24.77        498,000             49.99
All directors and officers as a group ( 2 persons)  6,556,686,678          49.54        996,000             99.99
                                                    =============  =============  =============  ================
Neptune Communications (5) . . . . . . . . . . . .              0              0            125              0.01

_______________
(1) Unless otherwise indicated, the address for each of these stockholders is c/o Gateway Distributors, Ltd., 3035 E. Patrick Lane, Suite 14 Las Vegas, Nevada 89120. Also, unless otherwise indicated, each person named in the table above has the sole voting and investment power with respect to the shares of our common stock which he beneficially owns.
(2) Beneficial ownership is determined in accordance with the rules of the SEC. The total number of outstanding shares of the common stock on the record date is 13,232,344,200, and the total number of outstanding shares of the preferred stock on the record date is 996,125.
(3) Mr. Bailey is our president, director and a founder. He owns 3,278,345,006 shares of our common stock and 498,000 shares of our preferred stock. Each share of our currently issued and outstanding preferred stock may be converted into 1,000 fully paid and nonassessable shares of our common stock. Moreover, on all matters submitted to a vote of the holders of the common stock, including, without limitation, the election of directors, a holder of shares of the preferred stock shall be entitled to the number of votes on such matters equal to the number of shares of the preferred stock held by such holder multiplied by the number of shares of the common stock each such


                                        8

     share of the preferred stock shall then be convertible. Therefore, Mr. Bailey will have the power to vote 3,776,345,006 shares of the common stock. There are no other holders of our preferred stock, other than Mr. Bailey, Mr. Ternes and Neptune Communications, Inc., which is controlled by Mr. Ternes.
(4) Mr. Ternes is a director and the secretary of our company. He owns 3,278,341,672 shares of our common stock and 498,000 shares of our preferred stock. Each share of our currently issued and outstanding preferred stock may be converted into 1,000 fully paid and nonassessable shares of our common stock. Moreover, on all matters submitted to a vote of the holders of the common stock, including, without limitation, the election of directors, a holder of shares of the preferred stock shall be entitled to the number of votes on such matters equal to the number of shares of the preferred stock held by such holder multiplied by the number of shares of the common stock each such share of the preferred stock shall then be convertible. Therefore, Mr. Ternes will have the power to vote 3,776,341,672 shares of the common stock. There are no other holders of our preferred stock, other than Mr. Bailey , Mr. Ternes and Neptune Communications, Inc., which is controlled by Mr. Ternes.
(5)  Neptune Communications, Inc. is a Nevada corporation, whose address is 3095
     E. Patrick Lane, Suite 1, Las Vegas, Nevada 89120. Neptune Communications is controlled by Florian Ternes, our director and secretary.

SECTION  16(a)  BENEFICIAL  OWNERSHIP  REPORTING  COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10 percent of a registered class of our equity securities, file with the SEC initial reports of ownership and reports of changes in ownership of our equity securities. Officers, directors and greater than 10 percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. All such persons have filed all required reports.

                       DOCUMENTS INCORPORATED BY REFERENCE

     Our Annual Report on Form 10-KSB for the year ended December 31, 2003 and financial information from our Quarterly Report for the period ended March 31, 2004 are incorporated herein by reference.

                     COPIES OF ANNUAL AND QUARTERLY REPORTS

     We will furnish a copy of our Annual Report on Form 10-KSB for the year ended December 31, 2003 and a copy of our Quarterly Reports for the periods ended March 31, 2004, June 30, 2003, and September 30, 2003, and any exhibit referred to therein without charge to each person to whom this information statement is delivered upon written or oral request by first class mail or other equally prompt means within one business day of receipt of such request. Any request should be directed to our corporate secretary at 3035 E. Patrick Lane, Suite 14 Las Vegas, Nevada 89120, telephone (702) 938-9316.


                                   By Order of the Board of Directors,

                                   /s/  Richard  A.  Bailey

                                   Richard  A.  Bailey,
                                   President

                                                                    ATTACHMENT A

                    CONSENT OF A MAJORITY OF STOCKHOLDERS OF
                           GATEWAY DISTRIBUTORS, LTD.
                           TO ACTION WITHOUT A MEETING

     The undersigned, representing a majority of stockholders of Gateway Distributors, Ltd. (the "Company') as of May 10, 2002 hereby consents to and authorizes the following action effective May 31, 2002;

          WHEREAS, the Company, on the date first written above, had 654,312,044 shares of $0.001 par value common stock issued and outstanding; and

          WHEREAS, Neptune Communications (the "Majority Stockholder"), as set forth below, collectively holds, 72.59% of all of the Company's $0.001 par value common stock representing more than a majority of the Company's issued and outstanding common stock; and

          WHEREAS, the Majority Stockholder agrees that it is in the best interest of the Company to amend its Articles of Incorporation to increase the authorized common stock from l,000,000,000 to 25,000,000,000; and

          NOW THEREFORE BE IT RESOLVED, that the undersigned Majority Stockholder hereby approves and consents to the Company's amendment of its Articles of Incorporation to increase the authorized shares of $0.00l par value common voting stock ("shares") from 1,000,000,000 shares to 25,000,000,000 shares; and

          FURTHER RESOLVED, that the appropriate officers of the Company are authorized, empowered and directed, in the name and on behalf of the Stockholder, to issue the shares on such terms and conditions as the Board of Directors shall determine from time to time and to execute and deliver all such other documents as may be necessary from time to time in order to carry out the purpose and intent of these resolutions, that all of the acts and doings of any such officers that are consistent with the purposes of these resolutions are hereby authorized, approved, ratified and confirmed in all respects.

     Neptune Communications, Inc.

     By: Flo Ternes

     President


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
                                                                    ATTACHMENT B

                           RESOLUTIONS OF STOCKHOLDERS
                                       OF
                           GATEWAY DISTRIBUTORS, LTD.
                                 (THE "COMPANY")


     "WHEREAS, the Directors of the Company have approved certain amendments to the Company's Articles of Incorporation; and

     WHEREAS, the Directors have recommended the amendments to the Company's Articles of Incorporations to the Company's stockholders for their approval;

     NOW, THEREFORE, IT IS HEREBY RESOLVED, that the Company's stockholders approve the Amendments to the Company's Articles of Incorporation to increase its authorized shares of preferred stock from 1,000,000 shares to 200,000,000 shares; and

     RESOLVED FURTHER, that the Directors are hereby granted discretionary authority to amend the Company's Articles of Incorporation to effect an up to one for 1,000 reverse split of the Company's common stock to occur within 12 months of the date of the Company's Information Statement on Schedule 14C, with the exact time and ratio of the reverse split to be determined by the Directors within their discretion; and

     RESOLVED FURTHER, that the appropriate officers of the Company be, and they hereby are, authorized to take whatever steps may be necessary to effect the amendments to the Company's Articles of Incorporation as described herein"